UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2020

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On December 22, 2020, Evoke Pharma, Inc. (the “Company”), B. Riley Securities, Inc. (“B. Riley Securities”) and H.C. Wainwright & Co., LLC (“HCW” and, together with B. Riley Securities, the “Agents”) entered into a new At Market Issuance Sales Agreement (the “Sales Agreement”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock through or to the Agents, as sales agent or principal. Sales of common stock made pursuant to the Sales Agreement, if any, will be made in “at the market offerings” on The Nasdaq Capital Market pursuant to the registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on December 22, 2020 (the “Registration Statement”), once declared effective by the SEC, and the prospectus filed as part of such registration statement.

Each of the Agents will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay a commission rate equal to up to 3% of the gross sales price per share sold. The Company has also agreed to provide the Agents with customary indemnification and contribution rights.

The Sales Agreement may be terminated by the Company or either Agent with respect to itself at any time upon ten days’ notice to the other party, or by either Agent with respect to itself at any time in certain circumstances, including the occurrence of an event that would be reasonably likely to have a material adverse effect on the Company’s assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed as Exhibit 1.2 to the Registration Statement and incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement is also filed as Exhibit 5.2 to the Registration Statement.

Concurrent with the agreement to enter into the Sales Agreement, on December [22], 2020, the Company and B. Riley Securities mutually agreed to terminate that certain At Market Issuance Sales Agreement, dated April 15, 2016 (as amended, the “Original Agreement”), effective upon the effectiveness of the Registration Statement. The Company has sold an aggregate of approximately $14.6 million of shares of common stock under the Original Agreement through the date hereof. No additional shares of the Company’s common stock will be offered or sold pursuant to the Original Agreement upon the termination of such agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the termination of the Original Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2020, the Company borrowed the remaining $3.0 million available to the Company pursuant to its revolving credit facility of up to $5.0 million (the “Credit Facility”) with Eversana Life Science Services, LLC (“Eversana”). The Credit Facility terminates on June 19, 2025, unless terminated earlier pursuant to its terms. The Credit Facility is secured by all of the Company’s personal property other than its intellectual property. Under the terms of the Credit Facility, the Company cannot grant an interest in its intellectual property to any other person.  Each loan under the Credit Facility bears interest at an annual rate equal to 10.0%, with such interest due at the end of the loan term. In June 2020, the Company borrowed $2.0 million from the Credit Facility.

The Company may prepay any amounts borrowed under the Credit Facility at any time without penalty or premium.  The maturity date of all amounts, including interest, borrowed under the Credit Facility will be 90 days after the expiration or earlier termination of the Company’s commercial services agreement with Eversana for the commercialization of Gimoti. The Credit Facility also includes events of default, the occurrence and continuation of which provide Eversana with the right to exercise remedies against the Company and the collateral securing the loans under the Credit Facility, including the Company’s cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the Credit Facility, an uncured material breach of the representations, warranties and other obligations under the Credit Facility, the occurrence of insolvency events and the occurrence of a change in control.

The description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, dated as of January 21, 2020, between the Company and Eversana, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and incorporated herein by reference.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement.  The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, as well as risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s and Eversana’s ability to successfully drive market demand for GIMOTI; the Company’s ability to obtain additional financing as needed to support its operations, including through the Eversana line of credit which is subject to certain customary conditions; the COVID-19 pandemic may disrupt the Company’s and Eversana’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; the Company is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for GIMOTI; and other risks detailed in the Company’s prior periodic reports it files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: December 22, 2020	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary